UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 6, 2014

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court, San Diego CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code) (858) 552-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 6, 2014, Quidel Corporation (the “Company”) held its Annual Meeting of Stockholders at 8:30 a.m. local time at the Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122. The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected seven individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Brown	29,596,899	45,764	2,726,157
Douglas C. Bryant	29,563,949	78,714	2,726,157
Kenneth F. Buechler	29,588,081	54,582	2,726,157
Rod F. Dammeyer	29,585,997	56,666	2,726,157
Mary Lake Polan	29,512,162	130,501	2,726,157
Mark A. Pulido	29,515,486	127,177	2,726,157
Jack W. Schuler	29,550,680	91,983	2,726,157

Proposal No. 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
32,260,404	97,070	11,346

Proposal No. 3

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive offices by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,948,521	280,822	1,413,320	2,726,157

Proposal No. 4

The Company’s stockholders approved the amendment of the Quidel Corporation Amended and Restated 2010 Equity Incentive Plan to increase the authorized shares by 950,000 shares by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,130,077	2,480,906	31,680	2,726,157

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2014

QUIDEL CORPORATION

/s/ Robert J. Bujarski
By:	Robert J. Bujarski
Its:	SVP, General Counsel & Corporate Secretary

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